EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
7/17/08	Investors: Mary Kay Shaw, 630-623-7559
Media: Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – McDonald’s Board of Directors declared a quarterly cash dividend today of $0.375 cents per share of common stock payable on September 16, 2008 to shareholders of record at the close of business on September 2, 2008.

Upcoming Communications
     McDonald’s plans to release second quarter results on July 23, 2008 and will host an investor webcast at 12:00 p.m. / Noon Central Time.  This webcast will be live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

     McDonald's is the leading global foodservice retailer with more than 31,000 local restaurants in more than 100 countries.  More than 75% of McDonald's restaurants worldwide are owned and operated by franchisees and affiliates.  Please visit our website at www.mcdonalds.com to learn more about the Company.

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